Exhibit 10.16(c)
Third Amendment to Expatriate Agreement

Original Agreement Signed: September 6, 2013
Date of First Amendment: April 24, 2015
Date of Second Amendment: January 19, 2016
Date of Third Amendment: August 11, 2016

This Third Amendment to Expatriate Agreement is made as of this 11th day of August, 2016 by and between William H. Reitman (“Mr. Reitman”) and Briggs & Stratton International, Inc. (“B&S”) and amends that certain Expatriate Agreement dated as of September 6, 2013, as previously amended.

Mr. Reitman and B&S each hereby agree that Section 6(c) of the Expatriate Agreement is amended to clarify that the tax preparation benefit described therein shall be provided for so long as Mr. Reitman has any U.S. Federal, State or Swiss individual income tax return filing obligation related to his expatriate assignment, not simply for the duration of such assignment which ended effective as of May 31, 2016.

Except as specifically set forth in this Amendment, the Expatriate Agreement remains unchanged and in full force and effect in accordance with its terms.

This Amendment, once signed, is binding upon both Briggs & Stratton International, Inc. and Mr. Reitman.

Briggs & Stratton Corporation        Briggs & Stratton International, Inc.

/s/ Todd J. Teske	/s/ Andrea Golvach	/s/ William H. Reitman
Todd J. Teske - Chairman, President & Chief Executive Officer	Andrea Golvach VP Treasurer	William H. Reitman